EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-90309 on Form N-1A of our reports dated February 19, 2026, relating to the financial statements and financial highlights of CVT S&P 500 Index Portfolio, CVT S&P MidCap 400 Index Portfolio, CVT Nasdaq 100 Index Portfolio, CVT Russell 2000 Small Cap Index Portfolio, CVT EAFE International Index Portfolio, CVT Investment Grade Bond Index Portfolio, CVT Volatility Managed Moderate Portfolio, CVT Volatility Managed Moderate Growth Portfolio, and CVT Volatility Managed Growth Portfolio, each a series of Calvert Variable Trust, Inc. (the “Corporation”), appearing in Form N-CSR of the Corporation for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 28, 2026